EXHIBIT 32.1
Each of, Edwin L. Adler, Chief Executive Officer, and James W. Distelrath, Chief Financial Officer, of Clarkston Financial Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) the Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2) the information contained in the Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Clarkston Financial Corporation.
Date: August 10, 2006

/s/ Edwin L. Adler
Edwin L. Adler
Chief Executive Officer

/s/ James W. Distelrath
James W. Distelrath
Chief Financial Officer